SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box: / / Preliminary Proxy Statement	/ / Confidential, for use of the Commission only (as permitted By Rule 14a-6(e) (2))

/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/x/ Soliciting Material Pursuant to Rule 14a-12

CB BANCSHARES, INC.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

/ / Fee paid previously with preliminary materials:

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/ / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

This communication may be deemed to include forward-looking statements, such as statements that relate to CB Bancshares' financial results. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intent," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." Forward-looking statements are CB Bancshares current estimates or expectations of future events or future results. For such statements, CB Bancshares claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. CB Bancshares' 2002 Annual Report on Form 10-K and other periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results. All forward-looking statements included in this communication are based on information available at the time of the release, and CB Bancshares assumes no obligation to update any forward-looking statement.

The directors and certain executive officers of CB Bancshares may be deemed to be participants in the solicitation of proxies from the shareholders of CB Bancshares in connection with CB Bancshares' special meeting of shareholders (the "Special Meeting") under the Hawaii Control Share Acquisitions Statute. Information concerning such participants is contained in CB Bancshares' definitive proxy statement on Schedule 14A relating to CB Bancshares' 2003 Annual Meeting filed with the Securities and Exchange Commission (the "SEC") on March 12, 2003.

CB Bancshares filed a preliminary proxy statement on Schedule 14A with the SEC on May 5, 2003 with respect to its solicitation of proxies for use at the Special Meeting and, subject to future developments, CB Bancshares may file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 relating to any tender/exchange offer made by Central Pacific Financial Corp. Shareholders of CB Bancshares are advised to read CB Bancshares' Solicitation/Recommendation Statement on Schedule 14D-9 and CB Bancshares' proxy statement for the Special Meeting when such documents become available because they will contain important information. Shareholders of CB Bancshares and other interested parties may obtain, free of charge, copies of the Schedule 14D-9 (when available), CB Bancshares' proxy statement and other documents filed by CB Bancshares with the SEC at the SEC's internet website at www.sec.gov. Each of these documents (when available) may also be obtained, free of charge, by calling investor relations at CB Bancshares at 808-546-8413.

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RADIO ADVERTISEMENT #1 BROADCAST BY CB BANCSHARES ON HAWAII LOCAL RADIO STATIONS

RADIO ADVERTISEMENT #2 BROADCAST BY CB BANCSHARES ON HAWAII LOCAL RADIO STATIONS

NEWSPAPER ADVERTISEMENT PUBLISHED BY CB BANCSHARES IN HAWAII LOCAL PRINT MEDIA

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RADIO ADVERTISEMENT #1 BROADCAST BY CB BANCSHARES ON HAWAII LOCAL RADIO STATIONS

Announcer:	You've probably heard about the hostile takeover attempt for CB Bancshares and City Bank. You may have even heard Central Pacific's Clinton Arnoldus call it a "win-win" for everyone, or that it's a done deal.

Well, it's not a done deal, and as for "win-win?" You decide.

Woman #1:	It's a bad deal for employees, with as many as 200 jobs cut to meet the merger cost savings Mr. Arnoldus has projected.

Man:	It's a bad deal for Hawaii's small business community, with fewer banks focused on their needs. And it would directly impact more than 4,500 small businesses who are current suppliers to City Bank.

Woman #2:	It's a bad deal for Hawaii's economy, with millions of dollars of negative economic impact statewide. This isn't what we need now with our Island economy struggling to recover.

Announcer:	City Bank has rejected this hostile takeover. For all these reasons, and many more.

It's a lose-lose deal. For City Bank. And for Hawaii.

We're proud to be City Bank.

Investors should read CB Bancshares' SEC filings for information on the solicitation of proxies for the special shareholders meeting, available at sec.gov.

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RADIO ADVERTISEMENT #2 BROADCAST BY CB BANCSHARES ON HAWAII LOCAL RADIO STATIONS

Announcer:	CB Bancshares and City Bank have rejected the hostile takeover by Central Pacific. Why should it matter to you?

Because a bank isn't just another business. It's a community institution that touches the lives of hundreds of thousands of people... your friends and neighbors.

Man:	It's a bad deal for shareholders, many who live and work here in Hawaii. The proposal is financially inadequate and undervalues the true earnings power of the City Bank franchise.

Woman #1:	It's a bad deal for employees, especially the 200 or more of us who could face layoffs in a merger. We don't want vague assurances, we want our jobs.

Woman #2:	It's a bad deal for customers, including the tens of thousands who would be dislocated by the branch closings outlined to investors. We've been banking at these locations, and with these employees, for years.

Announcer:	City Bank has rejected this hostile takeover. For all these reasons, and many more.

It's a lose-lose deal. For City Bank. And for Hawaii.

We're proud to be City Bank.

Investors should read CB Bancshares' SEC filings for information on the solicitation of proxies for the special shareholders meeting, available at sec.gov.

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NEWSPAPER ADVERTISEMENT PUBLISHED BY CB BANCSHARES IN HAWAII LOCAL PRINT MEDIA

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